Exhibit 99.1

New York Community Bancorp, Inc. Confirms 2Q 2008 Stock Issuance to Provide for Double-Digit Earnings Accretion to Commence in 3Q 2008

Anticipates Improvement of Approximately 200 Basis Points on $4.0 Billion of Borrowings

WESTBURY, N.Y.--(BUSINESS WIRE)--New York Community Bancorp, Inc. (NYSE: NYB) (the “Company”) today announced that it repositioned $4.0 billion of wholesale and other borrowings in the second quarter of 2008, with an expected weighted average interest rate of 5.19% and replaced this higher-cost funding with wholesale borrowings featuring substantially lower rates which resulted in an improvement of approximately 200 basis points on the cost of these repositioned funds.

Although the prepayment of wholesale borrowings will reduce the Company’s second quarter 2008 after-tax GAAP earnings by approximately $200 million, the impact of this prepayment charge on the Company’s stockholders’ equity will be more than offset by net proceeds of $339.1 million stemming from the Company’s issuance of 17,871,000 shares of its common stock on May 23, 2008.

The combination of the common stock offering and the reduction in wholesale funding costs is expected to result in significant margin expansion, double-digit earnings accretion, as well as tangible book value accretion beginning in the third quarter of 2008. Specifically, it is management’s expectation that this combination of actions will:

  Add approximately 25 basis points to the Company’s go forward net interest margin commencing in the third quarter; and
  Add approximately $0.12 to $0.14 to the Company’s diluted earnings per share over the next 12 months.

Commenting on the benefits of the Company’s recent actions, Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, “We are very excited about the value we have created for our investors, which exceeds, or is comparable to, the value we’ve created through each of our merger transactions in the past eight years.”

“While the prepayment of higher-cost wholesale borrowings will result in a second quarter loss on a GAAP basis, the replacement of these liabilities with substantially lower-cost funding will result in double-digit margin expansion and earnings growth in the quarters ahead. Furthermore, our recent capital-raising activity was accretive to our tangible book value, and will enable us to capitalize on the opportunities presented for franchise expansion and prudent loan and asset growth.”

The Company expects to issue its earnings release for the three and six months ended June 30, 2008 at approximately 8:00 a.m. (EDT) on Wednesday, July 23, 2008, and will conduct a post-earnings conference call at 9:30 a.m. (EDT) that day.

With assets of $30.9 billion, New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank, and a leading producer of multi-family loans in New York City. The Community Bank has 180 offices in New York City, Long Island, and Westchester County in New York, and Essex, Hudson, Mercer, Middlesex, Monmouth, Ocean, and Union counties in New Jersey, and is the fourth largest thrift depository in its marketplace. The Community Bank currently operates through six local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, Synergy Bank, and Garden State Community Bank. New York Commercial Bank has 38 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island, including 19 that operate under the name Atlantic Bank. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by New York Community Bancorp, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties, and other future cash flows, or the market value of our assets; changes in deposit flows and wholesale borrowing facilities; changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in our credit ratings; changes in the financial or operating performance of our customers’ businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize the related cost savings within expected timeframes; potential exposure to unknown or contingent liabilities of companies we target for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services.

For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, including the section entitled “Risk Factors,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, on file with the U.S. Securities and Exchange Commission (the “SEC”).

In addition, it should be noted that we routinely evaluate opportunities to expand through acquisition and frequently conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:
New York Community Bancorp, Inc.
Ilene A. Angarola, 516-683-4420
Executive Vice President &
Director of Investor Relations